     As filed with the Securities and Exchange Commission on June 28, 1996

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                             THE LOEWEN GROUP INC.
            (Exact name of registrant as specified in its charter)
                               British Columbia
         (State or other jurisdiction of incorporation or organization)

                                     7261
            (Primary Standard Industrial Classification Code Number)

                                  98-0121376
                    (I.R.S. Employer Identification Number)

                              4126 Norland Avenue
                           Burnaby, British Columbia
                                Canada V5G 3S8
                                (604) 299-9321
  (Address, including postal or zip code, and telephone number, including area code, of registrant's principal executive offices)
                             Timothy R. Hogenkamp
                       Loewen Group International, Inc.
                        50 East RiverCenter, Suite 800
                           Covington, Kentucky 41011
                                (606) 431-6663
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                with copies to:
          Dwight K. Hawes                            Michelle L. Johnson
     Vice-President, Finance                  Thelen, Marrin, Johnson & Bridges
       The Loewen Group Inc.                         Two Embarcadero Center
       4126 Norland Avenue                                 Suite 2100
    Burnaby, British Columbia                   San Francisco, California 94111
          Canada V5G 3S8

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.   [  ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                 PROPOSED        PROPOSED
                                                 MAXIMUM          MAXIMUM
                                     AMOUNT      OFFERING        AGGREGATE         AMOUNT OF
       TITLE OF SECURITIES           TO BE      PRICE PER        OFFERING       REGISTRATION
       TO BE REGISTERED(1)         REGISTERED    UNIT(2)         PRICE(2)             FEE

- -----------------------------------------------------------------------------------------------
Common shares without par value     1,216,011    $29.3125     $35,644,322.44      $12,291.15
===============================================================================================

(1) Estimated solely for the purpose of determining the registration fee as of June 24, 1996 in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
(2) The Common shares without par value of the Registrant ("Common Shares") are subject to the Shareholder Protection Rights Plan dated April 20, 1990, as amended, pursuant to which each issued and outstanding Common Share is accompanied by a right that entitles the holder to purchase one additional Common Share upon the occurrence of certain events involving an actual or potential change in control of the Registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


============================================================================

                             SUBJECT TO COMPLETION
     Prospectus
     ----------

                             THE LOEWEN GROUP INC.
                              4126 Norland Avenue
                           Burnaby, British Columbia
                                 Canada V5G 3S8

                            1,216,011 Common Shares



            The Common shares without par value (the "Common Shares") of The Loewen Group Inc., a corporation organized under the laws of British Columbia ("Loewen"), offered hereby (the "Offered Shares") are being sold by certain shareholders of Loewen (collectively, the "Selling Shareholders"). Loewen will receive none of the proceeds from the sale of the Offered Shares. Information regarding the Selling Shareholders is set forth herein under the heading "Selling Shareholders."

            The Common Shares currently are traded on The Nasdaq National Market under the symbol "LWNG." On June 26, 1996, the closing price per Common Share on The Nasdaq National Market was $30.125

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            Some or all of the Offered Shares may be offered for sale from time to time by the Selling Shareholders on the Nasdaq National Market at such prices and on such terms as may then be obtainable, in negotiated transactions, or otherwise. In addition, the Selling Shareholders may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the Offered Shares in connection therewith. Brokers executing orders are expected to charge normal commissions, and the proceeds to the Selling Shareholders will be net of brokerage commissions. This Prospectus may be used by the Selling Shareholders or by any broker-dealer who may participate in sales of the Offered Shares. Loewen will pay the expenses of the preparation of this Prospectus, but all commissions, transfer taxes, and other expenses associated with the sales of the Offered Shares will be paid by the Selling Shareholders.

            No person is authorized by Loewen or the Selling Shareholders to give any information or to make any representations other than those contained in this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that there has been no change in the information contained herein since the date hereof.




                  The date of this Prospectus is July __, 1996

                             AVAILABLE INFORMATION

            Loewen has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 covering the Offered Shares (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

            Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Shares are quoted on The Nasdaq National Market and are traded on The Toronto Stock Exchange and The Montreal Exchange. Reports, proxy statements and other information filed by Loewen may be inspected at the offices of The Nasdaq Stock Market at 1735 "K" Street, N.W., Washington, D.C. 20006, at the offices of The Toronto Stock Exchange at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J2 and at the offices of The Montreal Exchange at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

                             FINANCIAL INFORMATION


            All dollar amounts in financial statements incorporated by reference into this Prospectus are in United States dollars ("U.S.$" or "$") unless otherwise indicated. References to "Cdn.$" are to Canadian dollars.

            The consolidated financial statements of Loewen, its subsidiaries and associated entities (the "Company") included in Loewen's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in
     Note 21 to the Company's 1995 Consolidated Financial Statements, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. The consolidated financial statements of the Company for the year ended December 31, 1993, and for prior years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the year ended December 31, 1994 and subsequent periods in United States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00=Cdn$1.3217.

                                  THE COMPANY

            The Loewen Group Inc. operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. The Company also engages in the pre-need selling of funeral services through its operating locations and the pre-need selling of cemetery and cremation services through certain of its operating locations. As of June 21, 1996, the Company operated 899 funeral homes (not all of which are wholly owned) throughout North America. This included 785 funeral homes in the United States (including locations in Puerto Rico) and 113 funeral homes in Canada. In addition, as at such date, the Company operated 226 cemeteries in the United States and 6 cemeteries in Canada. As at the close of business on June 21, 1996, the Company had negotiated agreements for the acquisition of a further 56 funeral homes and 68 cemeteries in the United States and 5 funeral homes in Canada.

                              SELLING SHAREHOLDERS

            Certain of the Selling Shareholders listed in the following table have indicated their intention to sell some or all of the Offered Shares set forth opposite their respective names. The following table assumes that each of the Selling Shareholders will sell all of the Offered Shares set forth opposite such Selling Shareholder's name. However, one or more of the Selling Shareholders may sell only a small portion of or none of the Offered Shares set forth opposite such Selling Shareholder's name.

                                                         COMMON SHARES                           COMMON SHARES
                                                      BENEFICIALLY OWNED                       BENEFICIALLY OWNED
                                                     PRIOR TO THE OFFERING                     AFTER THE OFFERING
                                                    -----------------------     NUMBER OF     -------------------
                                                      NUMBER      PERCENT        SHARES       NUMBER     PERCENT
                                                        OF           OF        TO BE SOLD       OF         OF
NAME OF SHAREHOLDER                                  SHARES(1)    CLASS(1)   IN THE OFFERING  SHARES      CLASS
- -------------------                                 -----------  ----------  ---------------  ------    ----------


Provident Indemnity Life Insurance Company(2)(3)       558,519        .948%      558,519           0       __
Berger & Montague, P.C.(2)                             281,481        .478%      281,481           0       __
Provident American Corporation(2)(3)                   160,000        .272%      160,000           0       __

Honorine and John Flanagan(4)                          148,630        .252%      132,930      15,700     .027%
Honorine Flanagan(4)(5)                                 84,081        .143%       83,081       1,000      nil


(1) Determined as of June 21, 1996.

(2) The Offered Shares to be sold by Provident American Corporation ("PAMCO"), Provident Indemnity Life Insurance Company ("PILIC") and Berger & Montague, P.C. (collectively, the "Provident Shareholders") are included in this Registration Statement pursuant to registration rights granted by Loewen in connection with the settlement of certain litigation. Loewen has agreed to pay all expenses of registering the shares on behalf of the Provident Shareholders other than underwriting or broker-dealer discounts and commissions and any fees or disbursements of the Provident Shareholders' counsel. Loewen and each of the Provident Shareholders have agreed to indemnify each other against certain liabilities under the Securities Act.

(3) PILIC is a wholly-owned subsidiary of PAMCO. Accordingly, PAMCO may be deemed to have shared power to direct the vote or the disposition of the Common Shares owned by PILIC.

(4) The Offered Shares to be sold by Honorine Flanagan, individually, and by Honorine and John Flanagan (collectively, the "Flanagans") are included in this Registration Statement pursuant to certain registration rights granted by Loewen in connection with the acquisition by Loewen from the Flanagans of certain properties located in California. Loewen has agreed to pay all expenses of registering the Offered Shares on behalf of the Flanagans other than underwriting or broker-dealer discounts and commissions and any fees or disbursements of the Flanagans' counsel. Honorine Flanagan is a director of Loewen Group International, Inc., a wholly-owned subsidiary of Loewen that serves as the holding company for the United States assets and operations of the Company ("LGII"). She also is an officer of several subsidiaries of LGII. Honorine and John Flanagan are husband and wife.

(5) Includes 1,000 Common Shares subject to an employee stock option that is currently exercisable.

                              PLAN OF DISTRIBUTION

       It is anticipated that the Offered Shares that the Selling Shareholders elect to sell will be offered by the Selling Shareholders through broker-dealers who will receive ordinary brokers' commissions in connection with such sales. The Offered Shares may be sold on The Nasdaq National Market, in negotiated transactions, or otherwise, and participating broker-dealers may act as agents or principals, or both, in connection with such sales. Loewen has not entered into any agreements for the sale of the Offered Shares.

                        CERTAIN RESTRICTIONS ON TRANSFER


       The Offered Shares issued to the Provident Shareholders were issued pursuant to a private placement exemption under the laws of British Columbia, Canada. Such Offered Shares may not be traded in British Columbia until the expiration of a one-year hold period that commenced on March 19, 1996 (the "British Columbia Hold Period"). The British Columbia Hold Period will expire on March 19, 1997. Until the British Columbia Hold Period has expired, a certificate representing such Offered Shares cannot be traded through the facilities of The Toronto Stock Exchange or on The Montreal Exchange since the certificate is not freely transferable and consequently is not "good delivery" in settlement of transactions on The Toronto Stock Exchange or on The Montreal Exchange. Such Offered Shares will bear legends reflecting the imposition of the British Columbia Hold Period and the related trading restrictions imposed by The Montreal Exchange and The Toronto Stock Exchange until the relevant British Columbia Hold Period has expired.


       LOEWEN HAS BEEN ADVISED BY THE NASDAQ STOCK MARKET THAT THE CERTIFICATES REPRESENTING THE OFFERED SHARES WILL BE FREELY TRADEABLE ON THE NASDAQ NATIONAL MARKET.

                                    EXPERTS


       The consolidated financial statements of Loewen incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick Thorne, Chartered Accountants, for the periods indicated in its report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

       The validity of the Offered Shares will be passed upon for Loewen by Russell & DuMoulin, Vancouver, British Columbia, Canada.


           ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AGAINST LOEWEN

       Loewen is a corporation organized under and governed by the laws of the Province of British Columbia, Canada. Certain of its directors, controlling persons, and officers are residents of Canada, and all or a portion of the assets of such persons and of Loewen are located outside the United States. As a result, it may be difficult or impossible for United States holders of the Common Shares to effect service within the United States upon Loewen (although it may be possible to effect service upon direct or indirect United States subsidiaries of Loewen) and those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the Securities Act or the Exchange Act, to the extent such judgments exceed such person's United States assets. Loewen has been advised by Russell & DuMoulin, its Canadian counsel, that there is doubt as to the enforceability in Canada against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the Securities Act or the Exchange Act.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The following documents heretofore filed by Loewen with the Commission are hereby incorporated herein by reference: (i) Loewen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (as amended on Form 10-K/A filed June 20, 1996); (ii) Current Reports on Form 8-K dated January 3, January 17, January 24, January 26, February 6, February 12, February 27, March 4, March 13, March 20, March 26 (as amended on Form 8-K/A, filed June 10, 1996), March 31, 1996, May 1, 1996, May 8, 1996, May 24, 1996, May
     31, 1996, June 4, 1996, June 6, 1996 and June 21, 1996, and Quarterly
     Report on Form 10-Q dated May 15, 1996; and (iii) the description of the Common Shares contained in Loewen's Form 20-F Registration Statement filed March 30, 1990, including any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to
     Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       Loewen will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits to any such document unless such exhibits are specifically incorporated by reference into such document). Requests for such copies should be directed to the Corporate Secretary of Loewen, 4126 Norland Avenue, Burnaby, British Columbia, Canada V5G 3S8, telephone number
     (604) 299-9321

===============================================================================

       No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the deliver of this Prospectus or any sale made pursuant to this Prospectus create any implication that information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.



                               TABLE OF CONTENTS

                                                            Page
                                                            ----

Available Information.......................................  2
Financial Information.......................................  2
The Company.................................................  3
Selling Shareholders........................................  4
Plan of Distribution........................................  5
Certain Restrictions on Transfer............................  5
Experts.....................................................  5
Legal Matters...............................................  5
Enforceability of Certain Civil Liabilities Against Loewen..  5
Incorporation of Certain Information by Reference...........  6


                             THE LOEWEN GROUP INC.



                                _______________

                                  PROSPECTUS
                                _______________


                                _______________

                                   1,216,011
                                 COMMON SHARES
                                _______________



                                JULY ____, 1996

===============================================================================

                                    PART II



Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

       The estimated fees payable by Loewen in connection with the issuance and registration of the Common Shares registered hereunder are as follows:

            SEC Registration Fee..........  $12,291.15
            Accounting Fees and Expenses..    3,000.00
            Legal Fees and Expenses.......   10,000.00
            Printing Fees                    10,000.00
            Listing Fees                           -0-
            Transfer Agent Fees...........         -0-
            Miscellaneous                   $ 4,708.85
                                            ----------

            TOTAL                           $40,000.00
                                            ==========

Item 15.  Indemnification of Officers and Directors.
          -----------------------------------------

       Section 152 of the Company Act of British Columbia provides in part that:

       A company may, with the approval of the court, indemnify a director or former director of the company or a director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

       (a) he acted honestly and in good faith with a view to the best interests of the corporation of which his is or was a director; and

       (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

       Part 19 of Loewen's Articles provides that Loewen shall indemnify its directors generally in accordance with the provisions of Section 152 and that Loewen shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving Loewen in such capacity. The Articles further provide that Loewen may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of Loewen.

Item 16.  Exhibits.
          --------

       The exhibits required by Item 601 of Regulation S-K are supplied as follows:

          Exhibit
          -------

          5     Opinion of Russell & DuMoulin re legality of Common Shares
          23.1  Consent of Russell & DuMoulin (see Exhibit 5)
          23.2  Consent of KPMG Peat Marwick Thorne
          23.3  Consent of Price Waterhouse LLP
          23.4  Consent of Richter, Usher & Vineberg
          23.5  Consent of Altschuler, Melvion and Glasser LLP
          23.6  Consent of Keith J. Schulte Accountancy Corporation
          23.7  Consent of Hirsch, Oelbaum, Bram & Hanover
          23.8  Consent of KPMG Peat Marwick LLP
          24    Power of Attorney (included on the signature pages
                to this Registration Statement)


Item 17.  Undertakings.
          ------------

       (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Canada on June 27, 1996.


                              The Loewen Group Inc.


                              By:  /s/ Raymond L. Loewen
                                   ---------------------
                                   Name:  Raymond L. Loewen
                                   Title: Chairman of the Board,
                                          Chief Executive Officer and Director

                               POWER OF ATTORNEY

               Each person whose signature appears below hereby appoints Raymond
     L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Dated:  June 27, 1996                /s/ Raymond L. Loewen
        -------------                ---------------------
                                     Raymond L. Loewen
                                     Chairman of the Board and Chief Executive
                                     Officer and Director
                                     (Principal Executive Officer)

Dated:  June 27, 1996                /s/ Timothy R. Hogenkamp
        -------------                ------------------------
                                     Timothy R. Hogenkamp
                                     President and Chief Operating Officer and
                                     Director
                                     (Principal Executive Officer)

Dated:  June 27, 1996                /s/ A.M. Bruce Watson
        -------------                ---------------------
                                     A.M. Bruce Watson
                                     Executive Vice-President and Director
                                     (Principal Accounting Officer)

Dated:  June 27, 1996                /s/ Peter W. Roberts
        -------------                --------------------
                                     Peter W. Roberts
                                     Vice-President, Financial Information
                                     Services and Corporate Controller
                                     (Principal Accounting Officer)

Dated:  June 27, 1996                /s/ Kenneth S. Bagnell
        -------------                ----------------------
                                     Kenneth S. Bagnell
                                     Director

Dated:  June 27, 1996                /s/ The Honorable J. Carter Beese, Jr.
        -------------                --------------------------------------
                                     The Honorable J. Carter Beese, Jr.
                                     Director

Dated:  June 27, 1996                /s/ Earl A. Grollman
        -------------                --------------------
                                     Earl A. Grollman
                                     Director

Dated:  June 27, 1996                /s/ Harold E. Hughes
        -------------                --------------------
                                     Harold E. Hughes
                                     Director

Dated:  June 27, 1996               /s/ Peter S. Hyndman
        -------------              --------------------
                                   Peter s. Hyndman
                                   Director

Dated:  June 27, 1996              /s/ Albert S. Lineberry, Sr.
        -------------              ----------------------------
                                   Albert S. Lineberry, Sr.
                                   Director

Dated:  June 27, 1996              /s/ Charles B. Loewen
        -------------              ---------------------
                                   Charles B. Loewen
                                   Director

Dated:  June 27, 1996              /s/ Robert B. Lundgren
        -------------              ----------------------
                                   Robert B. Lundgren
                                   Director

Dated:  June 27, 1996              /s/ James D. McLennan
        -------------              ---------------------
                                   James D. McLennan
                                   Director

Dated:  June 27, 1996              /s/ Ernest G. Penner
        -------------              --------------------
                                   Ernest G. Penner
                                   Director

Dated:  June 27, 1996              /s/ The Right Honorable John N. Turner,
        -------------                  P.C., C.C., Q.C.
                                   ---------------------------------------
                                   The Right Honorable John N. Turner,
                                       P.C., C.C., Q.C.
                                   Director

Dated:  June 27, 1996              /s/ Paul Wagler
        -------------              ---------------
                                   Paul Wagler
                                   Director

            AUTHORIZED REPRESENTATIVE IN THE UNITED STATES


  The undersigned is Loewen's authorized representative in the United
States.

  The undersigned hereby appoints Raymond L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in his name, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in the Registration Statement as the aforesaid attorney-in-fact deems appropriate.


Dated:  June 27, 1996                    /s/ Timothy R. Hogenkamp
        -------------                    ------------------------
                                         Timothy R. Hogenkamp

                                 EXHIBIT INDEX


     Exhibit
     -------

     5        Opinion of Russell & DuMoulin re legality of Common Shares
     23.1     Consent of Russell & DuMoulin (see Exhibit 5)
     23.2     Consent of KPMG Peat Marwick Thorne
     23.3     Consent of Price Waterhouse LLP
     23.4     Consent of Richter, Usher & Vineberg
     23.5     Consent of Altschuler, Melvion and Glasser LLP
     23.6     Consent of Keith J. Schulte Accountancy Corporation
     23.7     Consent of Hirsch, Oelbaum, Bram & Hanover
     23.8     Consent of KPMG Peat Marwick LLP
     24       Power of Attorney (included on the signature pages
              to this Registration Statement)

                              [Delaying Amendment]

     Information contained herein is subject to completion or amendment. A registration statement relating to the Exchange Notes has been filed with the Securities and Exchange Commission. Exchange Notes may not be issued nor may offers to exchange be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to exchange nor shall there be any issuance of Exchange Notes in any State in which such offer, solicitation or sale would be lawful prior to registration or qualification under the securities laws of any such State.